Exhibit 99.1

VCE Enters Next Phase of Growth and Innovation As An
EMC Business

Strategic Investors Cisco and VMware Continue Full Support and Alignment

HOPKINTON, Mass., SAN JOSE, Calif., RICHARDSON, Texas, - Oct. 22, 2014 -
EMC, Cisco and VCE today announced the next phase of evolution for VCE. Expected to be finalized this quarter, VCE will become an EMC business. Cisco and VMware will continue as strategic partners and investors, with Cisco having an approximately 10% equity interest in VCE. VCE’s charter will focus on simplifying the deployment of hybrid clouds, including a full range of converged infrastructure offerings, applying its unique innovations and expertise to a broad range of hybrid cloud solutions. Under this next phase, VCE will continue to advance new solutions based on its industry-leading Vblock® Systems, which feature best-of-breed technologies exclusively from Cisco, EMC and VMware.

VCE embarks upon this new structure with full support from its original founders Cisco, EMC and VMware. As part of the EMC family, VCE will remain intact under the leadership of CEO Praveen Akkiraju and his senior team with its own mission, operating charter and organizational structure. Underscoring their commitment to VCE customer success are existing and renewed multi-year engineering, resell and support agreements among Cisco, EMC and VCE. As part of EMC, VCE will be an integration point for technologies from across the company.

As one of the industry’s most successful joint ventures, the speed and scale of VCE’s success in pioneering and validating converged infrastructure has been unprecedented, with VCE as the clear leader. EMC, Cisco and VCE jointly determined that this new structure would serve as the optimal model for VCE’s next phase of expansion, innovation, and long-term growth.

VCE surpassed a $2 billion annualized demand run-rate1 for Vblock and Vblock-related products and services exiting Q3 2014, its sixth consecutive quarter of greater than 50% year-over-year demand growth. According to IDC2, total worldwide spending on converged infrastructure is growing at 32.8% annually and will reach approximately $14.37 billion in 2017 (up from $5.4 billion in 2013). VCE is the clear leader in integrated infrastructure systems according to Gartner3 and IDC4. Earlier in 2014, VCE was positioned as a leader in the Gartner, Inc. Magic Quadrant for Integrated Systems5, based on an evaluation of VCE’s completeness of vision and ability to execute.

VCE Vblock Systems are engineered, manufactured, managed, supported, and sustained as a single solution, providing an exceptional customer experience. More than 1,000 enterprises and service providers have deployed over 2,000 Vblock Systems worldwide, realizing significant benefits in speeding application deployments, simplifying operations, increasing availability, and reducing costs. A recent study conducted by IDC revealed that, on average, VCE customers were able to deploy new services five times faster, reduce downtime by 96%, and lower their annual datacenter costs by 50% with Vblock Systems.

VCE’s reorganization and recapitalization, which will result in the acquisition of a controlling interest by EMC, are expected to be completed in the fourth quarter of 2014, subject to customary regulatory approvals, and are expected to have no material impact to EMC GAAP and non-GAAP EPS for the full 2014 fiscal year. Once finalized, EMC will begin reporting VCE financials as part of its consolidated financial statements.

Executive Quotes:

Joe Tucci, Chairman and CEO of EMC

“VCE was created to be a disruptive force by radically transforming and simplifying IT data center architectures, accelerating a shift to cloud computing. It has been a huge success and has changed the conversation with CIOs. VCE’s size, scale and market reach now requires a more traditional business structure. Our commitment to increased investment will enable VCE to significantly expand the scale and scope of its solutions, helping customers take better advantage of hybrid cloud and next-generation IT opportunities.” Tucci continued, “We would like to welcome Praveen, VCE President Frank Hauck and the VCE team to EMC and congratulate them on the tremendous success of VCE.”

John Chambers, Chairman and CEO of Cisco

“VCE represents another example of Cisco’s strategy of aggressively investing to drive key market transitions. VCE was created to positively disrupt data center architectures utilizing Cisco’s UCS and Nexus platforms, and we have been thrilled with the execution, results and customer demand the VCE team has delivered. I look forward to the next chapter of VCE’s evolution and Cisco’s continued commitment in VCE as a crucial route to market for Cisco’s next-generation technologies for the data center and cloud.”

Praveen Akkiraju, CEO of VCE

“VCE has proven to be a game-changer for customers, dramatically accelerating the deployment of next-generation data center and cloud environments. As the company that pioneered converged infrastructure, I could not be more proud of what the VCE team has accomplished through our customer-centric DNA and deep solution expertise. I am energized by this next phase as we apply the unique VCE Experience to enable customers’ journey to the cloud.”

For more information, go to VCE.com/next

Additional Information

•	Read blog from Howard Elias and Gary Moore

•	Read blog post by Praveen Akkiraju

•	Frequently Asked Questions

•	Download the Gartner Magic Quadrant for Integrated Systems

VCE On Social Media

•	Vblog, VCE Corporate Blog

•	Twitter

•	LinkedIn

•	Facebook

•	Google+

•	YouTube

About Cisco
Cisco (NASDAQ: CSCO) is the worldwide leader in IT that helps companies seize the opportunities of tomorrow by proving that amazing things can happen when you connect the previously unconnected. For ongoing news, please go to http://thenetwork.cisco.com

About EMC
EMC Corporation (NYSE: EMC) is a global leader in enabling businesses and service providers to transform their operations and deliver IT as a service. Fundamental to this transformation is cloud computing. Through innovative products and services, EMC accelerates the journey to cloud computing, helping IT departments to store, manage, protect and analyze their most valuable asset - information - in a more agile, trusted and cost-efficient way. Additional information about EMC can be found at www.EMC.com.

About VCE
VCE, formed by Cisco and EMC with investments from VMware and Intel, accelerates the adoption of converged infrastructure and cloud-based computing models that dramatically reduce the cost of IT while improving time to market for our customers. VCE, through the Vblock systems, delivers the industry's only true converged infrastructure systems, leveraging Cisco compute and network technology, EMC storage and data protection, and VMware virtualization and virtualization management. VCE solutions are available through an extensive partner network, and cover horizontal applications, vertical industry offerings, and application development environments, allowing customers to focus on business innovation instead of integrating, validating, and managing IT infrastructure.

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1 Demand run rate is an annualized calculation of orders received in the applicable period by VCE, VMware, EMC and Cisco for the sale of VCE Vblock and Vblock-related products and related services.
2 IDC, Worldwide Integrated Systems 2014-2017 Forecast, March, 2014
3 Gartner Market Share Analysis: Data Center Hardware Integrated Systems, 2013, July, 31 2014
4 IDC Worldwide Integrated Infrastructure & Platforms Tracker, September 25, 2014
5 Gartner Magic Quadrant for Integrated Systems, June 16, 2014

Cisco and the Cisco logo are trademarks or registered trademarks of Cisco and/or its affiliates in the U.S. and other countries. A listing of Cisco's trademarks can be found at www.cisco.com/go/trademarks. The use of the word partner does not imply a partnership relationship between Cisco and any other company.

EMC is a registered trademark of EMC Corporation in the United States and/or other countries. The use of the word “partner” or “partnership” does not imply a legal partnership between EMC and any other entity.

VCE and Vblock are registered trademarks or trademarks of VCE Company LLC or its affiliates in the United States and/or other countries. The use of the word “partner” or “partnership” does not imply a legal partnership relationship between VCE and any other organization.

All other trademarks used are the property of their respective owners.

Forward-Looking Statements

Cisco
This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among others, statements regarding the VCE partnership, VCE’s impact for its customers, VCE’s evolution, and evolved structure and business model, and VCE’s ability to continue to grow over the long term and significantly expand. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including, among other things, the ability of the companies to partner successfully, the ability to achieve expected benefits of the partnership, business and economic conditions and growth trends in the networking industry, customer markets and various geographic regions, increased competition, global economic conditions and uncertainties in the geopolitical environment and other risk factors set forth in Cisco's most recent report on Form 10-K filed on September 9, 2014 . Any forward-looking statements in this release are based on limited information currently available to Cisco, which is subject to change, and Cisco will not necessarily update the information.

EMC
This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) component and product quality and availability; (vi) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (ix) the ability to attract and retain highly qualified employees; (x) insufficient, excess or obsolete inventory; (xi) fluctuating currency exchange rates; (xii) threats and other disruptions to our secure data centers or networks; (xiii) our ability to protect our proprietary technology; (xiv) war or acts of terrorism; and (xv) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

MEDIA CONTACTS

Dave Farmer
EMC Public Relations
dave.farmer@emc.com
508-293-7206

David McCulloch
Cisco Public Relations
damccull@cisco.com
408.221.6015

Nick Fuentes
VCE Global Public Relations
nick.fuentes@vce.com
+1 (408) 566-7740